Exhibit 99.1

1001 Louisiana Ave., Suite 2900 Houston, TX 77002 NYSE: SPN (713) 654-2200

FOR FURTHER INFORMATION CONTACT:

David Dunlap, President and CEO (713) 654-2200;

Robert Taylor, CFO or Greg Rosenstein, EVP, (504) 587-7374

Superior Energy Services Provides Preliminary

Estimated 2013 Third Quarter Earnings Range, Authorizes Share

Repurchase Program

Announces Third Quarter Earnings Call Schedule

HOUSTON — October 14, 2013 — Superior Energy Services, Inc. (NYSE: SPN) today announced that third quarter 2013 earnings are expected to be in the range of $0.39 to $0.41 per diluted share. The Company also announced today that its Board of Directors has authorized a share repurchase program of the Company’s common stock with an authorized limit of up to $400 million until expiration on December 31, 2015.

The third quarter was affected primarily by continued reduced pricing and utilization for several U.S. land services, including fluid management in the Company’s Onshore Completion and Workover Services segment, and coiled tubing, remedial pumping (cementing, acidizing, and non-horizontal well fracturing) and other production-related services in the Production Services segment.

David Dunlap, CEO of Superior, commented, “Our guidance for the second half of the year was in part predicated on the premise that we could maintain margins across our various completion and production-related service lines. However, the flat U.S. land horizontal rig count environment continued to have an adverse effect on pricing and margins for several completions and productions-related services, as oversupply challenges continue. Margins in our horizontal pressure pumping business remain consistent. We have commenced cost reduction initiatives in the services most impacted to ensure our infrastructure and capabilities are competitively aligned with the market opportunity.

“We believe our long-term strategy will create value for our shareholders and we intend to support that conviction through the share repurchase program. Furthermore, this program and our free cash flow expectations provide us flexibility to consider additional options to return cash to our shareholders, and we continue to assess those alternatives.”

Third Quarter Earnings Conference Call

Superior also announced today that it will release its third quarter 2013 results on Thursday, October 24, after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, on Friday, October 25 at 11:00 a.m. Eastern time. Investors may participate either by phone or audio webcast.

By Phone:	Dial 480-629-9645 at least 10 minutes before the call. A replay will be available through November 8th, 2013 by dialing 303-590-3030 and using the access code 4643634#.

By Webcast:	Connect to the webcast via the Investor Relations section of Superior Energy’s website at www.superiorenergy.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About Superior Energy Services

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the uncertainty of macroeconomic and business conditions worldwide, as well as the global credit markets; risks associated with the Company’s rapid growth; changes in competitive factors; and other material factors that are described from time to time in the Company’s filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by the Company or any other person that the projected outcomes can or will be achieved. Any forward-looking statement made in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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